       BOSTON, July 20, 1995 -- Bank of Boston Corporation (NYSE: BKB) reported today second quarter net income of $133 million, or $1.10 per common share on a fully diluted basis. This compares with $125 million, or $1.04 per share, in the first quarter of 1995 and $95 million, or $.77 per share ($104 million, or $.86 per share, before acquisition-related charges) in the second quarter of 1994.

       Net income for the first half of 1995 was $259 million, or $2.14 per share, compared with net income of $191 million, or $1.56 per share ($207 million, or $1.71 per share, before acquisition-related charges and extraordinary items), for the first half of 1994.



Second quarter highlights were:

     . Total revenues grew to $672 million on a fully taxable equivalent basis, compared with $646 million in the prior quarter (excluding gains from the sales of businesses) and $568 million in the second quarter of 1994;

     . On a fully taxable equivalent basis, operating income (before credit costs and special items) improved to $283 million in the second quarter, compared with $265 million in the prior quarter and $219 million in the second quarter of 1994;

     . Operating ratio improved further to 57.9% in the second quarter. This compares with 59.0% in the prior quarter and 61.4% in the second quarter of 1994;

     . Nonaccrual loans and OREO totaled $417 million at June 30, 1995, compared with $422 million at March 31, 1995 and $518 million at June 30, 1994. The ratio of nonaccrual loans and OREO to related assets declined to 1.3% from 1.4% in the prior quarter and 1.7% in the second quarter of 1994;

     . Return on average common equity was 17.22% in the second quarter of 1995, compared with 17.43% in the prior quarter and 13.87% (15.36% before acquisition-related charges) in the second quarter of 1994. Return on average assets was 1.21% in the second quarter of 1995, compared with 1.19% in the prior quarter and .89% (.97% before acquisition-related charges) in the second quarter of 1994.

Net interest revenue

     Net interest revenue, on a fully taxable equivalent basis, was $436 million for the second quarter of 1995, compared with $427 million in the prior quarter and $376 million for the same period in 1994. Net interest margin was 4.49% for the second quarter of 1995, compared with 4.56% in the first quarter of 1995 and
3.98% in the second quarter of last year.   For the first half of 1995, net
interest revenue, on a fully taxable equivalent basis, was $863 million, compared with $718 million for the first half of 1994. Net interest margin was 4.52% for the first half of 1995, compared with 3.89% for the first half of 1994.

     The $9 million increase in net interest revenue from the prior quarter was mainly due to wider Latin American spreads and higher loan volume principally in Latin America and in domestic consumer lending portfolios. These items were partially offset by higher domestic deposit costs. The decline in margin from the first quarter principally reflected narrower domestic spreads and lower interest recoveries from problem loans.

     The increases in net interest revenue and margin of $60 million and 51 basis points, respectively, from the second quarter of 1994 and $145 million and 63 basis points, respectively, from the first six months of 1994 mainly reflected wider spreads from both domestic and international operations. Domestically, the Corporation benefited from loan yields growing at a faster pace than retail deposit rates, while the international margin improvement was primarily driven by Argentina and Brazil. Net interest revenue also benefited from higher domestic consumer and Latin American loan levels.

Noninterest income
     Noninterest income is composed of the following:

First
Quarter                                                      Second Quarter            Six Months
- -------                                                      --------------           ------------
   1995             (in millions)                             1995     1994  Change   1995   1994   Change
- -------                                                      -----    -----  ------  -----  -----   ------
  $ 106             Financial service fees                   $ 113    $  94     $19   $ 219  $ 186    $ 33
     53             Trust and agency fees                       57       50       7     110     98      12
      1             Trading profits and commissions              6        1       5       7      5       2
      6             Securities portfolio gains, net              0        6      (6)      6     10      (4)
     16             Mezzanine/venture capital profits, net      23        5      18      39     19      20
     12             Foreign exchange trading profits, net       16       11       5      28     20       8
     24             Other income                                21       25      (4)     45     62     (17)
  -----                                                      -----    -----     ---   -----  -----    ----
    218                  Subtotal                              236      192      44     454    400      54
                    Gains from sales of businesses:
     75               Maine/Vermont bank subsidiaries            0        0       0      75      0      75
      0               Domestic factoring business                0        0       0       0     27     (27)
  -----                                                      -----    -----     ---   -----  -----    ----

  $ 293                  Total                               $ 236    $ 192     $44   $ 529  $ 427    $102
  =====                                                      =====    =====     ===   =====  =====    ====


     Noninterest income increased $18 million from the first quarter of 1995, before gains from sales of bank subsidiaries. Financial service fees, detailed below, increased $7 million from the prior quarter. The improvement in trust and agency fees from prior periods mainly reflected seasonal tax preparation fees and higher fees from the Latin American mutual fund business, principally Brazil. Trading account profits improved from the prior quarter due to higher profits from both Latin American securities trading and the domestic treasury business. The former was mainly responsible for the increases in trading account profits from prior year periods. Mezzanine/venture capital profits continued strong in the second quarter and showed improvement in all prior period comparisons as a result of a higher level of sales activity. Foreign exchange profits were higher compared with all prior periods as increases were posted by Latin America and domestic treasury. The decline in other income from the prior quarter and the second quarter of 1994 reflected lower gains from the sale of mortgage servicing rights, while the decline from the first half of 1994 was mainly due to the absence of net gains recorded during the first quarter of 1994 from the sale of securities originally acquired in connection with loan restructurings.

Financial service fees
     The components of financial service fees are as follows:


  First
- -------
Quarter                                              Second Quarter          Six Months
- -------                                              --------------         ------------
   1995      (in millions)                            1995   1994   Change   1995   1994   Change
- -------                                              -----  -----  -------  -----  -----  -------
  $  30      Deposit fees                            $  29  $  31     $(2)  $  59  $  61     $(2)
     19      Letters of credit and acceptance fees      16     14       2      35     27       8
     21      Net mortgage servicing fees                27     13      14      48     23      25
     13      Loan-related fees                          17     15       2      30     29       1
     23      Other                                      24     21       3      47     46       1
  -----                                              -----  -----     ---   -----  -----     ---
  $ 106      Total                                   $ 113  $  94     $19   $ 219  $ 186     $33
  =====                                              =====  =====     ===   =====  =====     ===

         The increase in net mortgage servicing fee income from the prior quarter included a higher level of profits from contracts used to manage prepayment risk in the servicing portfolio partially offset by higher amortization of the servicing asset. The positive comparisons with prior year periods also reflect the growth in the servicing portfolio to $38 billion from $33 billion a year ago. Letter of credit and acceptance fees declined from the first quarter of 1995 due to lower import-related fees in Latin America. The growth in loan-related fees from the first quarter was due to higher syndication revenues reflecting the Corporation's increased emphasis on capital markets activities.

Noninterest expense
     The components of noninterest expense are as follows:


  First
- -------
Quarter                                                      Second Quarter          Six Months
- -------                                                      --------------         ------------
   1995      (in millions)                                    1995   1994   Change   1995   1994   Change
- -------                                                      -----  -----  -------  -----  -----  -------
  $ 217      Employee costs                                  $ 220  $ 199     $ 21  $ 437  $ 394     $ 43
     59      Occupancy & equipment                              60     56        4    119    111        8
     13      Professional fees                                  11     14       (3)    24     26       (2)
     12      FDIC insurance premiums                            11     13       (2)    23     24       (1)
     80      Other                                              87     67       20    167    135       32
  -----                                                      -----  -----     ----  -----  -----     ----
               Noninterest expense, before acquisition-
    381         related charges and OREO costs                 389    349       40    770    690       80
      0      Acquisition-related charges                         0     16      (16)     0     16      (16)
      2      OREO costs                                          3      7       (4)     5     13       (8)
  -----                                                      -----  -----     ----  -----  -----     ----
  $ 383            Total                                     $ 392  $ 372     $ 20  $ 775  $ 719     $ 56
  =====                                                      =====  =====     ====  =====  =====     ====


     Noninterest expense, before acquisition-related charges and OREO costs, was $389 million in the second quarter of 1995, compared with $381 million in the prior quarter and $349 million for the same quarter in 1994. Using this expense base, the Corporation's operating ratio of expenses to revenue improved to 57.9% in the second quarter of 1995, compared with 59.0% in the first quarter and 61.4% in the second quarter of last year.

     Compared with all prior periods, the increase in noninterest expense reflects increases from the Corporation's Latin American and personal banking growth businesses. The increase in employee costs includes merit increases and higher levels of incentive compensation. The increase in nonemployee costs reflects, in part, higher levels of advertising and travel expenses, including spending for key business initiatives, such as the Corporation's Global Initiative, and the promotion of new products. In addition, the 1995 periods reflect higher levels of goodwill amortization over the comparative 1994 periods.

Credit Profile

Loan and Lease Portfolio

     The segments of the lending portfolio are as follows:


 (in millions)                             6-30-95    3-31-95    12-31-94    9-30-94    6-30-94
                                           -------    -------    --------    -------    -------
  United States Operations:
    Commercial, industrial and financial   $11,907    $11,684     $11,805    $11,987    $11,871
    Commercial real estate
      Construction                             327        355         354        464        499
      Other commercial real estate           2,489      2,645       3,141      3,110      3,084
    Consumer-related loans
      Secured by 1-4 family residential
       properties                            4,752      4,635       5,004      4,878      4,215
      Other                                  2,834      2,603       2,462      2,373      2,283
    Lease financing                          1,356      1,350       1,366      1,312      1,263
    Unearned income                           (211)      (216)       (216)      (199)      (198)
                                           -------    -------     -------    -------    -------
                                            23,454     23,056      23,916     23,925     23,017
                                           -------    -------     -------    -------    -------
  International Operations:
    Loans and lease financing, net of
     unearned income                         7,934      7,383       7,089      6,956      6,949
                                           -------    -------     -------    -------    -------
 Total loans and lease financing           $31,388    $30,439     $31,005    $30,881    $29,966
                                           =======    =======     =======    =======    =======


     Loans and leases grew over $900 million from March 31 due to increases in consumer-related and Latin American loans. The growth in the consumer-related category included increases from the Corporation's national consumer finance companies, Fidelity Acceptance Corp. and Ganis Credit Corp. Loans purchased from Century Acceptance Corp. are not included in the June 30 total since this transaction did not close until July. Total commercial loans were essentially flat this quarter as an increase in the commercial and industrial portfolio, principally in New England, was offset by the continued decline in the real estate portfolio. The international portfolio increased by over $500 million mainly due to ongoing growth in the Latin American portfolio.

Nonaccrual Loans and OREO

     Nonaccrual loans and OREO amounted to $417 million at June 30, 1995, compared with $422 million at March 31, 1995, and $518 million at June 30, 1994. Nonaccrual loans and OREO represented 1.3% of related assets at June 30, 1995, compared with 1.4% at March 31, 1995 and 1.7% at June 30, 1994.

     The components of consolidated nonaccrual loans and OREO are as follows:


 (in millions)                       6-30-95   3-31-95   12-31-94   9-30-94   6-30-94
                                     -------   -------   --------   -------   -------
  Domestic nonaccrual loans:
    Commercial, industrial and
     financial                         $106      $111      $113       $119      $131
    Commercial real estate
      Construction                       16        20        13         18        30
      Other commercial real estate       85        97       106        119       160
    Consumer-related loans
      Secured by 1-4 family
       residential properties            45        45        44         35        30
      Other                              21        21        24         15         9
                                       ----      ----      ----       ----      ----
                                        273       294       300        306       360
                                       ----      ----      ----       ----      ----

  International nonaccrual loans         66        57        65         71        87
                                       ----      ----      ----       ----      ----
      Total nonaccrual loans            339       351       365        377       447
  OREO                                   78        71        76         93        71
                                       ----      ----      ----       ----      ----
      Total                            $417      $422      $441       $470      $518
                                       ====      ====      ====       ====      ====

Provision and Reserve for Credit Losses

     The reserve for credit losses at June 30, 1995 was $692 million, or 2.20% of outstanding loans and leases, compared with $696 million, or 2.29% at March 31, 1995, and $676 million, or 2.26% at June 30, 1994. The reserve for credit losses was 204% of nonaccrual loans at June 30, 1995, 198% at March 31, 1995, and 151% at June 30, 1994.

     The provision for credit losses was $40 million for the second quarter of 1995 and $90 million for the first quarter of 1995, including a special provision of $50 million reflecting management's intent to further strengthen the Corporation's loan loss reserve. The provision for the second quarter of 1994 was $25 million.

     Net credit losses were $44 million for the second quarter of 1995, compared with $42 million for the prior quarter and $30 million for the comparable period last year. Net credit losses as a percent of average loans and leases on an annualized basis were .57% in 1995's second quarter, compared with .56% for the first quarter of 1995 and .41% for the second quarter of 1994.

     Net credit losses were as follows:


  First
  -----
Quarter                                                       Second Quarter             Six Months
- -------                                                     ----------------      -----------------
   1995      (in millions)                                   1995       1994       1995       1994*
   ----                                                      ----       ----       ----       -----
             Domestic
  $   9       Commercial, industrial and financial          $   9      $   6      $  18      $   4
      6       Commercial real estate                           14         10         20         17
              Consumer-related loans
      4        Secured by 1-4 family residential properties     3          2          7          5
      8        Other                                           10          9         18         20
  -----                                                     -----      -----      -----      -----
     27         Subtotal                                       36         27         63         46
     15      International                                      8          3         23         16
  -----                                                     -----      -----      -----      -----
  $  42         Total                                       $  44      $  30      $  86      $  62
  =====                                                     =====      =====      =====      =====

* Excludes credit losses related to the transfer of assets to the accelerated disposition portfolio.

The Corporation

     Bank of Boston Corporation, New England's only global bank, with assets of $45.3 billion, is a superregional bank holding company that operates in three principal businesses: Personal Banking, Corporate Banking and Global Banking. Its major banking subsidiaries are The First National Bank of Boston, in Massachusetts, Bank of Boston Connecticut and Rhode Island Hospital Trust National Bank. The Corporation and its subsidiaries provide a broad range of financial services to individual, corporate, institutional and governmental customers, as well as to other banks in New England and in selected markets across the nation and around the world. The Corporation's common and preferred stocks are listed on the New York and Boston exchanges.

                           Consolidated Balance Sheet

(dollars in millions)

       March 31                                                                 June 30
       --------                                                      ------------------
           1995                                                         1995       1994
         ------                                                      -------    -------
                   Assets
                    Securities:
         $1,857       Held to maturity                               $ 1,821    $ 1,666
          2,388       Available for sale                               3,011      1,936

         30,439     Loans and lease financing                         31,388     29,966
           (696)    Reserve for credit losses                           (692)      (676)
        -------                                                      -------    -------
         29,743       Net loans and lease financing                   30,696     29,290

          3,285     Other earning assets                               3,532      3,689
          6,189     Cash and other nonearning assets                   6,194      6,856
        -------                                                      -------    -------
        $43,462       Total Assets                                   $45,254    $43,437
        =======                                                      =======    =======

                   Liabilities and Stockholders' Equity
        $28,275     Deposits                                         $29,121    $29,395
          7,752     Funds borrowed                                     9,045      7,175
          2,093     Notes payable                                      2,110      2,050
          2,014     Other liabilities                                  1,513      1,812
        -------                                                      -------    -------
         40,134       Total Liabilities                               41,789     40,432
        -------                                                      -------    -------

                   Stockholders' Equity
            508     Preferred equity                                     508        508
          2,820     Common equity                                      2,957      2,497
        -------                                                      -------    -------
          3,328       Total Stockholders' Equity                       3,465      3,005
        -------                                                      -------    -------
        $43,462       Total Liabilities and Stockholders' Equity     $45,254    $43,437
        =======                                                      =======    =======

                           Selected Average Balances

  Quarter Ended                                            Quarters Ended  Six Months Ended
       March 31                                                   June 30           June 30
     ----------                                          ----------------  ----------------
           1995                                             1995     1994     1995     1994
         ------                                          -------  -------  -------  -------
                   Assets
        $30,123     Loans and lease financing            $30,928  $29,105  $30,528  $28,860
          4,288     Securities                             4,526    3,164    4,408    3,054
         37,987     Total earning assets                  38,970   37,882   38,483   37,193
         42,845     Total assets                          44,101   42,702   43,473   41,958
                   Liabilities and Stockholders' Equity
         24,145      Interest bearing deposits            24,195   23,436   24,170   23,459
          4,609      Noninterest bearing deposits          4,612    4,796    4,611    4,963
        -------                                          -------  -------  -------  -------
         28,754       Total deposits                      28,807   28,232   28,781   28,422
          2,133     Notes payable                          2,062    1,957    2,098    2,075
         33,562     Total interest bearing liabilities    34,431   33,531   34,001   32,619
          2,699     Common stockholders' equity            2,889    2,463    2,790    2,450
          3,207     Total stockholders' equity             3,397    2,971    3,298    2,958

                              Number of Employees

                                    June 30       Mar 31       June 30
                                       1995         1995          1994
                                  ---------     --------      --------
  Full time equivalent employees     18,113       17,926        18,600

                        Consolidated Statement of Income

(dollars in millions, except per share amounts)
Quarter Ended                                                                 Quarters Ended        Six Months Ended
     March 31                                                                        June 30                 June 30
   ----------                                                             ------------------  ----------------------
         1995                                                                 1995      1994      1995          1994
   ----------                                                             --------  --------  --------    ----------
     $1,033.3      Interest income                                        $1,103.4  $  840.0  $2,136.7      $1,563.7
        607.4      Interest expense                                          669.3     465.5   1,276.7         848.5
     --------                                                             --------  --------  --------      --------
        425.9        Net interest revenue                                    434.1     374.5     860.0         715.2
         90.0      Provision for credit losses                                40.0      25.0     130.0          70.0
     --------                                                             --------  --------  --------      --------
                     Net interest revenue after provision
        335.9         for credit losses                                      394.1     349.5     730.0         645.2
     --------                                                             --------  --------  --------      --------
                   Noninterest income:
        105.6        Financial service fees                                  113.3      93.9     218.9         186.3
         52.7        Trust and agency fees                                    57.2      50.3     109.9          98.0
          1.1        Trading profits and commissions                           6.1       1.2       7.2           5.1
          6.1        Securities portfolio gains, net                            .2       5.9       6.4           9.8
        127.7        Other income                                             59.3      41.0     187.0         128.2
     --------                                                             --------  --------  --------      --------
        293.2          Total noninterest income                              236.1     192.3     529.4         427.4
     --------                                                             --------  --------  --------      --------
                   Noninterest expense:
        176.4        Salaries                                                179.6     161.5     356.0         319.3
         40.4        Employee benefits                                        40.9      37.0      81.3          74.0
         34.9        Occupancy expense                                        34.4      33.1      69.4          65.0
         24.1        Equipment expense                                        25.7      23.4      49.8          47.0
        105.3        Other expense                                           108.8      94.2     214.1         185.3
     --------                                                             --------  --------  --------      --------
        381.1          Subtotal                                              389.4     349.2     770.6         690.6
            0        Acquisition-related charge                                  0      16.4         0          16.4
          2.1        OREO costs                                                2.7       6.8       4.7          12.1
     --------                                                             --------  --------  --------      --------
        383.2          Total noninterest expense                             392.1     372.4     775.3         719.1
     --------                                                             --------  --------  --------      --------

        245.9      Income before income taxes and extraordinary item         238.1     169.4     484.1         353.5
        120.6        Provision for income taxes                              104.8      74.9     225.4         156.3
     --------                                                             --------  --------  --------      --------
        125.3      Income before extraordinary item                          133.3      94.5     258.7         197.2
                   Extraordinary loss from early extinguishment of debt,
            0       net of tax                                                   0         0         0          (6.6)
     --------                                                             --------  --------  --------      --------
     $  125.3      NET INCOME                                             $  133.3  $   94.5  $  258.7      $  190.6
     ========                                                             ========  ========  ========      ========

                   Per Common Share:
                     Income before extraordinary item:
     $   1.08          Primary                                            $   1.11  $    .80  $   2.19      $   1.68
     $   1.04          Fully diluted                                      $   1.10  $    .77  $   2.14      $   1.62
                     Net income:
     $   1.08          Primary                                            $   1.11  $    .80  $   2.19      $   1.62
     $   1.04          Fully diluted                                      $   1.10  $    .77  $   2.14      $   1.56
     $    .27        Dividends declared                                   $    .27  $    .22  $    .54      $    .44

                   Average number of common shares, in thousands:
      107,278          Primary                                             111,369   106,619   109,335       106,410
      111,820          Fully diluted                                       112,933   111,286   112,718       111,055

     $    9.4      Preferred dividends                                    $    9.3  $    9.4  $   18.7      $   18.7


                                   Other Data

(dollars in millions, except per share amounts)

  Quarter                                                                  Quarters Ended      Six Months Ended
    Ended                                                                         June 30               June 30
 March 31                                                                         -------               -------
 --------
     1995                                                                 1995       1994       1995       1994
   ------                                                               ------     ------     ------     ------
              Net income before acquisition-related
               charges and extraordinary item:
   $125.3       Net income                                               $133.3    $ 94.5     $258.7     $190.6
                Merger and restructuring charges,
        0        net of tax                                                   0       9.2          0        9.2
        0       Extraordinary item, net of tax                                0         0          0        6.6
   ------                                                                ------    ------     ------     ------
   $125.3       Net income before merger and restructuring charges       $133.3    $103.7     $258.7     $206.4
   ======        and extraordinary item                                  ======    ======     ======     ======

              Earnings per share before acquisition-related charges and
               extraordinary item:
    $1.08       Primary                                                  $ 1.11    $  .89     $ 2.19     $ 1.77
    $1.04       Fully diluted                                            $ 1.10    $  .86     $ 2.14     $ 1.71

              Return on average total assets (annualized):
     1.19%      Net income                                                 1.21%      .89%      1.20%       .92%
                Net income before acquisition-related charges and
     1.19%       extraordinary item                                        1.21%      .97%      1.20%       .99%

              Return on average common equity (annualized):
    17.43%      Net income                                                17.22%    13.87%     17.35%     14.15%
                Net income before acquisition-related charges and
    17.43%       extraordinary item                                       17.22%    15.36%     17.35%     15.45%

              Consolidated net interest revenue and margin:
   $427.4       Net interest revenue, fully taxable equivalent basis     $436.0    $376.0     $863.4     $718.2
     4.56%      Net interest margin                                        4.49%     3.98%      4.52%      3.89%

     4.85%    Domestic net interest margin (estimated)                     4.54%     4.27%      4.69%      4.17%
     3.81%    International net interest margin (estimated)                4.35%     3.14%      4.08%      3.09%


 March 31                                                                              June 30
 --------                                                           --------------------------
     1995                                                                1995             1994
  -------                                                              ------           ------
              Common stockholders' equity:
   $2,820     Common stockholders' equity                            $  2,957         $  2,497
  111,167     Common shares outstanding, in thousands                 111,612          106,851
              Per common share:
   $25.36       Book value                                           $  26.49         $  23.36
    29.88       Market value                                            37.50            24.63


              Regulatory capital:
              Risk-based capital ratios:                            Estimate
     7.8%       Tier 1 capital ratio (minimum required 4.00%)             7.7%             7.1%
    13.3%       Total capital ratio (minimum required 8.00%)             13.0%            12.3%
     7.3%     Leverage ratio                                              7.3%             6.6%
 $  3,090     Tier 1 capital                                         $  3,209         $  2,780
    5,282     Total capital                                             5,424            4,813
   39,827     Total risk-adjusted assets                               41,653           39,140


                           Reserve for Credit Losses

(dollars in millions)
              Quarter Ended                                                 Quarters Ended    Six Months Ended
                   March 31                                                        June 30             June 30
              -------------                                              -----------------  ------------------
                       1995                                                 1995      1994      1995      1994
                    -------                                              -------  --------  --------  --------
                     $680.2    Beginning balance                          $695.5    $664.2   $ 680.2   $ 770.3

                          0    Reserve of acquired company                     0      16.6         0      16.6
                      (32.7)   Reserve of bank subsidiaries sold               0         0     (32.7)        0

                       90.0    Provision for credit losses                  40.0      25.0     130.0      70.0

                      (53.5)   Credit losses                               (58.4)    (46.3)   (111.9)    (92.0)
                       11.5    Recoveries                                   14.8      16.3      26.3      29.9
                    -------                                               ------    ------   -------   -------
                      (42.0)     Net credit losses                         (43.6)    (30.0)    (85.6)    (62.1)

                               Credit losses on exposure transferred
                          0     to accelerated disposition portfolio           0         0         0    (119.0)
                    -------                                               ------    ------   -------   -------
                    $ 695.5    Ending balance                             $691.9    $675.8   $ 691.9   $ 675.8
                    =======                                               ======    ======   =======   =======

                       2.29%   Reserve as a % of loans and leases          2.20%      2.26%     2.20%     2.26%
                    =======                                               ======    ======   =======   =======

                        198%   Reserve as a % of nonaccrual loans            204%      151%      204%      151%
                    =======                                               ======    ======   =======   =======


                               Renegotiated Loans


                                                    1994                  1995
                              Second     Third     Fourth     First     Second
                                 Qtr       Qtr        Qtr       Qtr        Qtr
                              ------     -----     ------     -----     ------

  Renegotiated loans             $81       $72        $68       $43        $29
                              ======     =====     ======     =====     ======
